EXHIBIT 10.6

TRANSLATION FOR CONVENIENCE ONLY - NOT LEGALLY BINDING

TRANSLATION

ROLLOVER AGREEMENT INTERVENED IN THE JUDICIAL DISTRICT OF MONTREAL, PROVINCE OF QUEBEC, CANADA

BETWEEN:
3841944 CANADA INC., a body politic and corporate duly incorporated under the Canada Business Corporations act, having its place of business situated at 407 McGill Street, Suite 1003, in the City and District of Montreal, herein acting and represented by Michel Pelletier, its president, duly authorized by a resolution (annexe A);

(hereinafter referred to as the “Vendor”)

AND:
WATER BANK OF AMERICA INC., a body politic and corporate duly incorporated under the Canada Business Corporations act, having its place of business situated at 407 McGill Street, Suite 1003, in the City and District of Montreal, herein acting and represented by Michel Pelletier, its president, duly authorized by a resolution (annexe B);

(hereinafter referred to as the “Purchaser”)

PREAMBLE

The parties declare as follows:

a)
The Vendor is the holder of record of 462,063 Class A Shares of Eau de Source Vita (2000) Inc. (hereinafter the “Corporation”), representing the totality of the issued shares of the capital stock of such Corporation;

b)	The Vendor wishes to sell the aforesaid shares to the Purchaser, who wishes to purchase same;

c)	The and the Purchaser are related parties as defined the Income Tax Act;

d)
It is the intention of the parties to transfer the aforesaid shares at their fair market value and the price hereinafter stipulated reflects the amount which the parties consider to be such fair market value, having been established using reasonable methodology, and in consulation with the Corporation’s accountant;

e)
The aforesaid shares were effectively transferred to the Purchaser on June 3rd 2002, the parties having intended to transfer said actions concurrently with the incorporation of the Purchaser, which incorporation took place on May 31st 2002;

f)
The fact that the parties hereto are related as such term is defined in the Income Tax Act, may result in an adjustment of the fair market value as stipulated herein by governmental authorities, federal or provincial;

g)
Accordingly, the parties have agreed that the fair market value for the shares may be adjusted according to the value established by competent fiscal governmental authorities and in accordance with the dispositions of the present contract, as the case may be;

AND THE PARTIES HAVE AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1	Terminology

The following words and phrases, when they appear in the Agreement or in any ancillary documents, shall be interpreted or construed according to the definitions set out below, unless there be an implicit or explicit derogation therefrom in the text:

1.1.1	“Shares” shall mean the 462,063 Class A Shares held by the Vendor in the capital stock of Eau de Source Vita (2000) Inc., representing the totality of its issued and outstanding shares;

1.1.2
“Agreement” shall mean the present agreement including its preamble, recitals and schedules, any ancillary documents thereto, as well as any amendments or variations made thereto from time to time by the parties; the terms “herein”, “hereof”, “hereto”, “herewith”, “hereunder”, “hereby” and other similar phrase or expression, when used in this agreement, generally refer to this agreement as a whole rather than to a specific part hereof, unless an indication to the contrary exists in the text.

1.2
The present represents and embodies the entire understanding reached between the parties, to the exclusion of all other documents, contracts, verbal promises or covenants made, given or entered into previously or concurrently herewith, in the course of negotiations, leading up to the full performance or execution of this agreement, which the parties declare inadmissible to be tendered as evidence to the extent that they may be liable to amend, vary or affect in any manner whatsoever, any of the provisions of the present agreement.

1.3	Jurisdiction

1.3.1	Governing Law

This Agreement, as well as the interpretation or construction thereof, the execution or performance thereof, the application and validity thereof, as well as the effects thereof, are subject to the applicable laws in force and in effect in the Province of Quebec and in Canada, which govern all or part of the provisions hereof.

1.3.2	Presumption

Any provision in this Agreement which is not in compliance with any applicable laws shall be deemed to be void, unenforceable and without effect to the extent that it is prohibited by one of the said laws. The same shall go for any clauses which are ancillary or tied to such provision to the extent that their applicability is dependent upon such provision.

1.3.3	Adaptation

Should any provision contravene any applicable law, it shall be interpreted or construed, if need be, in such a manner as to render it in compliance with the applicable law or, failing which, in the manner most likely to reflect the intention of the parties without departing or derogating from the requirements or stipulations posited by the applicable laws.

1.4	General

1.4.1	Currency

All amounts referred to in this agreement are in Canadian currency.

1.4.2	Gender and number

To the extent required for an understanding of the text, words importing the masculine gender shall include the feminine gender and vice versa; the same shall apply to a word referring to a number insofar as the singular shall encompass the plural form and vice versa.

Any phrase or sentence containing like words capable of variation shall be read, to the extent required in order to convey proper meaning to the text, in such a manner as to accommodate the proper form of such word, with any necessary grammatical variations or alterations, and to give such phrase or sentence a logical meaning.

1.4.3	Headings

No resort shall be had to the headings used in this Agreement in the latter’s interpretation or construction; such headings shall serve merely to assist in classifying and identifying the provisions embodying the Agreement, and, as a result, no meaning shall be ascribed to them nor may they influence the interpretation or construction of a provision.

2.	SALE

Subject to the payment of the consideration and to the terms and conditions hereof, the Vendor hereby sells to the Purchaser 462,063 Class A Shares in the capital stock of Eau de Source Vita (2000) Inc.

3.	CONSIDERATION

The present sale is made for and in consideration of a total amount $150,000.00, which the Purchaser hereby binds and obliges itself to pay in the manner hereinafter set forth.

4.	PAYMENT MODALITIES

4.1	Issuance of shares

The purchase price stipulated herein, namely the amount of $150,000.00 shall be paid and acquitted by the Purchaser by way of issuance in favor of the Vendor of 12,000,000 Class A Shares an 3 000 000 Class B in the capital stock Water Bank of America Inc.

5.	ROLLOVER

5.1	Election

The parties signatory hereto binds and oblige themselves to report such sale of shares as a joint election, the whole pursuant to paragraphs 85 (1) of the Income Tax Act (Canada) and Article 518 of the Tax Act (Quebec). To this end, the parties hereby agree and oblige themselves to jointly deposit forms T-2057 and TP-518 within the prescribed delays, with the appropriate governmental fiscal authorities.

5.2	Elected amount

The elected amount for the purchase of the Shares is established by the parties at the sum of $150,000.00 and represents for the Vendor, the cost of disposition of the Shares and, for the Purchaser, the cost of acquisition of such Shares.

For the purpose of the preceding paragraph, the parties hereby acknowledge that the elected amount corresponds to the “indicated amount” of the shares, the whole in accordance with the meaning given to such expression pursuant to the Income Tax Act (Canada) and the Tax Act (Quebec).

5.3	Adjustments

Considering the fact that the parties hereto are related, as such term is defined in the Income Tax Act and the Tax Act, and in addition to their intention to proceed, in good faith, to the sale of the Shares for a consideration equivalent to the fair market value thereof, which value has been established using reasonable methodology and in consultation with the accountants of the Corporation, the Vendor and the Purchaser agree and covenant that, in the event of contestation of the elected fair market value of the shares by governmental fiscal authorities for whatsoever reason, the price of the Shares together with the redemption value of the Shares issued in acquittance of the Purchase Price, shall thereafter be adjusted to reflect the fair market value of the Shares as shall have been established by the fiscal assessment which has not been contested, or as established by out-of-court or amiable settlement or by final judgment, as the case may be, with such adjustment to have the retroactive effect to the date of the present contract.

In such eventuality, any adjustment to the redemption value of the Class A and Class B Shares issued in acquittance of the Purchase Price shall be performed in conformity with the statutes of incorporation of the Purchaser.

The above mentioned disposition shall apply, subject to the right of either party to contest any reevaluation of the fair market value of the Shares, as may have been assessed or proposed to be assessed by governmental fiscal authorities. In the eventuality of a difference between a federal fiscal assessment and a provincial fiscal assessment, the adjustment shall be effected on the basis of the lesser of the two assessments, the whole in the case where there has been no contestation, or that there has been an out-of-court settlement or that a final judgment has intervened, as the case may be.

5.4	Formality

The parties hereto agree and covenant to sign all documents and to do all such things as may be required to give full effect to the present contract and as the case may be, in order to conform to the requirements of the interpretation bulletin numbers IT-169 (Canada Customs and Revenue Agency) and IMP.28-4 (Revenue Quebec), relating to the adjustment clause herein.

6.	VENDOR WARRANTIES

The Vendor hereby represents and warrants in favor of the Purchaser the following:

6.1	Status

The Corporation was duly created pursuant to the Canada Business Corporations Act and its has complied, initially and annually, with the requirements of the act by sending of its annual report to the director, as well as the requirements of the Act Respecting the Legal Publicity of Sole Proprietorships, Partnerships and Legal Persons (Quebec).

6.2	Shares

The Shares were legally issued as fully paid and non assessable, the whole in conformity with the constituting documents and by-laws of the Corporation.

6.3	Property

It is the sole and the absolute owner of the Shares, to the exclusion of any other person, and has the power and the capacity to dispose of same.

6.4	Restriction on the transfer of Shares

The present transfer of shares has been authorized by the Board of Directors of Eau de Source Vita (2000) Inc., the whole as more fully appears from a resolution attached hereto as Annexe C; the shares are not subject to any other authorization formality in connection with their transfer.

6.5	Accomplishment of formality

The Vendor binds and obliges itself to fulfill any formalities, without delay, required in order to effect the transfer of the Shares, mainly by endorsing the share certificate(s) representing the said Shares in favor of the Purchaser and to sign all transfer registers of the Corporation, the whole in order to perfect title in the hands of the Purchaser.

6.6	Fair market value

Fair market value of the Shares corresponds to the amount of $150,000.00, such value having been established in consultation with the accountants or auditors of the Corporation.

6.7	As at the date of these present, no declared and unpaid dividend is due and owing to the Vendor.

7.	REPRESENTATIONS OF THE PURCHASER

The Purchaser hereby declares and warrants that it has the capacity and the authority required in order to proceed to the acquisition and to legally hold the Shares, as well as to subscribe to and adhere to the various dispositions posited herein.

8.	GENERAL DISPOSITIONS

8.1	Annexes

Any schedule to the agreement, initialed by the parties for identification purposes, constituted an integral part hereof.

8.2	Notice

Save and express for stipulation to the contrary, any notice required to be given pursuant to the present agreement is considered having been received if it is made in writing and expedited by a made of communication which allows the expediting party to prove that the aforesaid notice was effectively and actually delivered to the recipient at the address indicated at the beginning of the present contract or at such other address as the parties hereto may be aware of.

8.3	Amendment

The present contract may be modified from time to time, in whole or in part, by written agreement between the parties which must be delivered onto the other.

8.4	Non-waiver

The silence of any one party, its negligence, and/or its abstaining from exercising a right or a recourse which is available to it in virtue of the present contract, shall not be considered or interpreted as a renunciation to any such rights or recourses, for so long as the statute of limitations, whether contractual or statutory, providing for the exercise of such right or recourse has not expired.

9.	EFFECTIVE DATE

The present agreement shall become effective upon its signing by the parties hereto.

10.	SCOPE

The present agreement is binding upon the parties hereto, as well as their legal representatives.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE SIGNED FOUR (4) ORIGINALS OF THIS AGREEMENT AT MONTREAL, PROVINCE OF QUEBEC, THIS 16TH DAY OF AUGUST 2002.

Vendor:		Purchaser

3841944 CANADA INC.		WATER BANK OF AMERICA INC.

	(SGD) Michel Pelletier		(SGD) Michel Pelletier
Per:	____________________________	Per:	_____________________________